UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2004

MMI PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	333-29141	74-1622891
(State or Other Jurisdiction of	(Commission file number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

400 N. Sam Houston Pkwy. E., Suite 1200

Houston, Texas 77060

(Address of Principal Executive Offices)

(281) 876-0080

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

MMI Products, Inc. announced the election of Richard E. Mayberry, Jr. to the Company's Board of Directors.

Mr. Mayberry, 51, Managing Director of Citicorp Capital Investors, Ltd., the General Partner of the CVC Debt Funds, has been with Citicorp Venture Capital since 1984 after working in various areas of corporate finance at Merrill Lynch. He received his A.B. from Dartmouth College and his M.B.A. from the Amos Tuck School of Business Administration. His directorships include Euramax International, Inc. and various private companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2004	By: /s/ Robert N. Tenczar
Robert N. Tenczar, Vice President
and Chief Financial Officer